Exhibit 99.1

ISLEWORTH AND CYTOVIA TERMINATE MERGER AGREEMENT

ST. PETERSBURG, Fla., June 30, 2022 – Isleworth Healthcare Acquisition Corporation (Nasdaq: ISLE) (“Isleworth”), a special purpose acquisition company, today announced that it has entered into an agreement with Cytovia Holdings, Inc. (“Cytovia”), a biopharmaceutical company empowering natural killer (NK) cells to fight cancer through stem cell engineering and multispecific antibodies (the “Termination Agreement”) to terminate its previously announced Merger Agreement with Cytovia, which was executed in April 2022. The Termination Agreement is effective immediately, and contains mutual releases and covenants not to sue.

A copy of the Termination Agreement is filed as an exhibit to a Current Report on Form 8-K filed by Isleworth today.

About Isleworth Healthcare Acquisition Corp.

Isleworth Healthcare Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. We have operating expertise in managing large and high growth businesses and more specifically, in the life sciences industry. Collectively, we have built, managed, bought and sold companies or technologies all over the world. The team includes Al Weiss (Chairman, Director), former President, Worldwide Operations Walt Disney Parks and Resorts; Bob Whitehead (CEO, Director), a long-standing pharmaceutical executive, in the United States and internationally, and in large and emerging stage companies; Dan Halvorson (EVP & CFO, Director), experienced public and private company executive in financial planning and operations in the life science, technology and artificial intelligence industries; Vipul Patel, MD, (Director), a pioneer in the development and utilization of robotic surgical technologies, and is connected to many emerging stage med tech and device companies; Monica Reed, M.D. (Director), an experienced healthcare leader of large regional healthcare systems and community hospitals, and serves on various bioscience boards; Bob Dahl (Director), formerly Managing Director of Healthcare Investments at the Carlyle Group and was previously co-head of healthcare investment banking at Credit Suisse; and Michelle McKenna (Director), an experienced board member and she has significant experience in M&A and early stage companies, and as a C-suite executive of the NFL, she was responsible for the highly effective Covid-19 contract tracing program across the league.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will, “estimate,” “continue,” anticipate,” “intend,” expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions this press release relies on. Many actual events and circumstances are beyond the control of Isleworth. These forward-looking statements are subject to a number of risks and uncertainties including (i) any changes to accounting methods of Isleworth; (ii) the risk factors included in this press release; and (iii) those factors discussed in Isleworth’s Annual Report on Form 10-K for the year ended December 31, 2021, and on its Quarterly Report on Form 10-Q for the period ended March 31, 2022, under the heading “Risk Factors,” and other documents Isleworth has filed, or will file, with the Securities and Exchange Commission (the “SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

Isleworth Healthcare Acquisition Corp. Contact:

Dan Halvorson

EVP & CFO, Director

dan@isleworthhealthcare.com